Exhibit 99.1

Doma to Complete 1 for 25 Reverse Stock Split

SAN FRANCISCO -- (BUSINESS WIRE) -- Doma Holdings, Inc. (NYSE: DOMA) (“Doma” or the “Company”) today announced that its Board of Directors has unanimously approved a 1-for-25 reverse stock split of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and a corresponding reduction in authorized shares of capital stock of the Company (the “Reverse Stock Split”). The Reverse Stock Split is expected to be effective as of 11:59 p.m. Eastern Daylight Time on Thursday, June 29, 2023, with the Common Stock expected to begin trading on a split-adjusted basis when the markets open on Friday, June 30, 2023, under the existing trading symbol “DOMA” and new CUSIP number: 25703A 203.

Upon the effectiveness of the Reverse Stock Split, every 25 shares of the Company's issued and outstanding Common Stock will automatically be converted into one share of issued and outstanding Common Stock. No fractional shares will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares of Common Stock will be entitled to receive cash. The Reverse Stock Split affects all stockholders uniformly and will not alter any stockholder's percentage interest in the Company's outstanding Common Stock, except for adjustments that may result from the treatment of fractional shares. All outstanding options, warrants, restricted stock units, and similar securities entitling their holders to receive or purchase shares of Common Stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of each security.

Prior to the Reverse Stock Split, the Company has outstanding (i) publicly issued warrants listed on the New York Stock Exchange to purchase a total of 11,500,000 shares of Common Stock (the “public warrants”) and (ii) privately placed warrants to purchase a total of 5,833,333 shares of Common Stock (the “private placement warrants” and, together with the public warrants, the “Warrants”), with each whole Warrant being exercisable to purchase one share of Common Stock at $11.50 per share. After giving effect to the Reverse Stock Split, the Warrants will be exercisable for a total of approximately 693,333 shares of Common Stock with an exercise price of $287.50 per share.

Additional information about the Reverse Stock Split can be found in the Company's definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") on April 26, 2023 which is available free of charge at the SEC's website, www.sec.gov, and on the Company's website at https://investor.doma.com.

Forward-Looking Statements Legend

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "estimate," "plan," "project," "forecast," "intend," "will," "expect," "anticipate," "believe," "seek," "target" or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. The absence of these words does not mean that a statement is not forward-looking. Such statements are based on the beliefs of, as well as assumptions made by information currently available to Doma management. These forward-looking statements include, but are not limited to, Doma’s intention to complete a reverse stock split and the expected timing thereof. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectation of Doma’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, will differ from assumptions and are beyond the control of Doma.

These forward-looking statements are subject to a number of risks and uncertainties, including those factors described in Part I, Item 1A - “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequent reports filed by Doma from time to time with the U.S. Securities and Exchange Commission (the “SEC”), are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Doma.

If any of these risks materialize or Doma’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Doma does not presently know or that Doma currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Doma’s expectations, plans or forecasts of future events and views as of the date of this press release. Doma anticipates that subsequent events and developments will cause Doma’s assessments to change. However, while Doma may elect to update these forward-looking statements at some point in the future, Doma specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Doma’s assessment as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

About Doma Holdings, Inc.

Doma is a real estate technology company that is disrupting a century-old industry by building an instant and frictionless home closing experience for buyers and sellers. Doma uses proprietary machine intelligence technology and deep human expertise to create a vastly more simple and affordable experience for everyone involved in a residential real estate transaction, including current and prospective homeowners, mortgage lenders, title agents, and real estate professionals. With Doma, what used to take days can now be done in minutes, replacing an arcane and cumbersome process with a digital experience designed for today’s world. To learn more visit doma.com.

Investor Contact: Carlee Herzog | Head of Investor Relations for Doma | ir@doma.com

Source: Doma Holdings, Inc.